Exhibit 10.3
MIAMI INTERNATIONAL HOLDINGS, INC.
STOCK OPTION AGREEMENT
[FOR EMPLOYEES]
MIAMI INTERNATIONAL HOLDINGS, INC., a Delaware corporation (the “Company”), hereby grants to ________________(the “Optionee”), a Stock Option (the “Option”) to purchase a total of ________ shares of the Company's Series B Preferred Stock (the “Shares”), at the price set forth herein, and subject to the terms, definitions and provisions of the 2008 Stock Incentive Plan adopted by the Company and amended from time to time (the “Plan”), which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein unless otherwise defined herein.
1.NATURE OF THE OPTIONS. A portion of the Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The shares underlying the Option are hereinafter referred to as the “Shares”. To the extent that the Option does not on the date of grant, or hereafter ceases to, qualify as an incentive stock option, it shall be a non-qualified stock option. The number of Shares with respect to which the Option qualifies as an incentive stock option may be impacted by other options granted or to be granted to Optionee pursuant to other stock option agreements and the actual vesting date for options granted to Executive.
2.EXERCISE PRICE. The exercise price of the Option is $___ per Share for each Share subject to the Option.
3.TERMS OF OPTIONS. This Option is granted in connection with the Optionee's employment by the Company. Subject to provisions contained elsewhere in this Agreement, the Option may be exercised cumulatively as set forth below after the vesting date set(s) forth below, until _______________(the “Termination Date”):

Vesting Date	Number of Options	Number of Options Intended to Qualify as Incentive Stock Options

4.ADMINISTRATION. The Plan is administered by the Committee (as defined in the Plan). All determinations and acts of the Committee as to any matters concerning the Plan, including interpretations or constructions of this Option and of the Plan, shall be conclusive and binding on the Optionee and any parties claiming through the Optionee.
5.EXERCISE. Unless the Optionee ceases to be employed by the Company, the right of the Optionee to purchase Shares hereunder, subject to any installment requirements set forth above, may be exercised in whole or in part at any time after the accrual of such respective installment and prior to the Termination Date, except as otherwise provided herein. The Option may not be exercised for a fraction of a share.

6.NOTICE OF EXERCISE. The Option shall be exercisable by written notice in the form attached hereto (the “Notice”) which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the Optionee's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment in full of the exercise price in cash, or in any other manner approved by the Committee.
7. DELIVERY OF CERTIFICATES. As soon as practicable after receipt of the Notice and payment, and subject to the next two paragraphs, the Company shall, without transfer or issue tax or other incidental expense to the Optionee, deliver to the Optionee a certificate or certificates for the Shares so purchased. Such delivery shall be made (a) at the offices of the Company at 7 Roszel Road, Suite 1A, Princeton, New Jersey 08540, (b) at such other place as may be mutually acceptable to the Company and the Optionee, or (c) by certified mail addressed to the Optionee at the Optionee's address shown in the records of the Company.
8.WITHHOLDING. The Company shall have the right to withhold an appropriate number of Shares (based on the Fair Market Value thereof on the date of exercise) for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all tax withholding obligations.
9.COMPLIANCE WITH LAWS. The Company may postpone the time of delivery of certificate(s) for Shares for such additional time as the Company shall deem necessary or desirable to enable it to comply with the requirements of any securities exchange upon which the Company’s Common Stock may be listed, or the requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or any applicable state laws relating to the authorization, issuance or sale of securities.
10.NON-TRANSFERABLE OPTIONS. During the Optionee's lifetime, this Option shall be exercisable only by the Optionee and neither this Option nor any right hereunder may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than in accordance with this Agreement. The terms of this Option Agreement shall be binding upon the executors, administrator, heirs, successors and assigns of Optionee.
11.FAILURE TO PAY. If, upon tender of delivery thereof, the Optionee fails to accept delivery of and pay or have paid for all or any part of the number of Shares specified in the Notice, the Optionee's right to exercise this Option with respect to such undelivered and unpaid for shares may be terminated by the Company.

12.TERMINATION OF EMPLOYMENT.
(a)Except as otherwise provided in Section 12(b), if Optionee's employment by the Company terminates for any reason, other than by reason of death or Disability of Optionee, all vested and currently exercisable installments of this Option shall remain exercisable for a period of thirty (30) days from the date of termination and, to the extent not exercised, shall terminate and all other non-vested installments of this Option shall immediately and automatically terminate.
(b)If Optionee's employment with the Company terminates within twelve (12) months following the date of this Agreement, by virtue of a termination for Cause, this Option, whether vested or not, shall terminate.
13.DISABILITY OF OPTIONEE. If Optionee is unable to continue his or her employment by the Company as a result of Disability of the Optionee, Optionee may, but only within six (6) months from the date of Disability, exercise such portion of the Option which has vested as of the date of such Disability, and such portion of this Option which has not vested shall terminate. If Optionee does not exercise such portion of this Option which has vested and which Optionee was entitled to exercise within the time specified herein, this Option shall terminate.
14.DEATH OF OPTIONEE. In the event of the death of Optionee during the term of this Option and while an employee of the Company, this Option may be exercised, at any time within six (6) months following the date of Optionee's death, by the Optionee's estate or by a person who acquired the right to exercise this Option by bequest or inheritance but only to the extent that this Option has vested at the date of death. If Optionee's estate or a person who acquired the right to exercise this Option by bequest or inheritance does not exercise such portion of Optionee's Option which has vested and which the Optionee was entitled to exercise in the time specified herein, this Option shall terminate.
15.RESTRICTIONS ON TRANSFER OF SHARES.
(a)General Restrictions. Except to the extent otherwise specifically provided herein, the Optionee shall not Transfer any Shares acquired by the Optionee upon exercise of the Option. Any attempted Transfer other than in accordance with applicable law and the terms and provisions of this Agreement shall be void, and the Company shall refuse to recognize any such Transfer and shall not reflect on its records any change in record ownership of the Shares pursuant to any such attempted Transfer.
(b)Permitted Transfers. Notwithstanding Section 15(a) of this Agreement:
(i)Transfers to Family Members. Optionee may upon death, by will or intestacy transfer Shares to a Family Member, provided, that the Family Member agrees to be bound by all of the terms of this Agreement.

(ii)Right of First Offer. At any time following the expiration of the period ending on the date which is five (5) years following the date of this Agreement, the Optionee shall have the right to Transfer all or a portion of his or her Shares to a third party provided such third party is not a Competitor of the Company upon compliance with the following requirements:
(A)Notice of Transfer. An Optionee who desires to Transfer all or a portion of his or her Shares (the “Offeror”) to a third party shall, prior to making a definitive offer to any third party with respect to such proposed Transfer or prior to accepting any proposal from a third party, deliver or cause to be delivered to the Company a written notice of the proposed transfer (a “Notice of Transfer”) which sets forth the following information:
(1)the name and address of the third party;
(2)any affiliation, relationship, agreement or understanding that might make the transfer something other than an arm's-length transaction;
(3)the number of Shares that the third party proposes to acquire from the Offeror;
(4)the proposed purchase price, terms of payment and other material terms and conditions of the proposed Transfer; and
(5)an estimate, in the third party's reasonable, good-faith judgment, of the fair market value of any non-cash consideration offered by the third party, and the basis for such estimate.
(B)Right of First Offer. The Company shall have thirty (30) days from its receipt of the Notice of Transfer (the “First Offer Period”) in which to provide the Offeror with written notice (a “First Offer Notice”) of whether or not the Company desires to purchase all or a part of the Shares proposed to be transferred by the Offeror. The Company has the right to and shall purchase the Shares on the same terms and conditions of the Notice of Transfer. The Offeror may transfer, (1) any Shares described in the Notice of Transfer which are in excess of the Shares for which First Offer Notices were tendered during the First Offer Period, and (2) any Shares for which a First Offer Notice was tendered but for which the Company failed to satisfy any condition set forth herein, in either case provided that such Transfer must be made within 135 days following the expiration of the First Offer Period or the date on which the Company failed to satisfy a condition, as the case may be, and further provided that such Transfer must be made on terms at least as favorable to the Offeror as those set forth in the Notice of Transfer.
(C)Agreement to be Bound by Section 18(a). No transfer of Shares pursuant to this Section 15(b)(ii) shall be valid unless and until the third-party transferee executes and delivers an agreement prior to such transfer, agreeing to be bound by the terms of Section 18(a) of this Agreement.
(c)Termination of Restrictions. The restrictions on transfer set forth in this Section 15 shall terminate upon the occurrence of a Fundamental Transaction, as such term is defined in Section 17 of this Agreement or, if earlier, seven (7) years following the date of this Agreement (the “Restricted Period”).

16.OPTION TO PURCHASE SHARES ON DEATH OR DISABILITY OF AN OPTIONEE OR TERMINATION OF EMPLOYMENT.
(a)Death of Optionee. Upon the death of the Optionee (the “Deceased Optionee”) occurring during the Restricted Period the Company shall have the option for a period of (i) 180 days after the Deceased Optionee’s death and (ii) 180 days after the date of exercise of any Option that is exercised after the death of the Optionee, as applicable, to provide written notice to the Deceased Optionee’s personal representative of whether or not the Company desires to purchase all or part of any Shares issued upon exercise of any portion of the Option (the “Decedent Shares”). The purchase price of the Decedent Shares shall be determined and payable in accordance with Section 16(e). The Company shall exercise its option by giving written notice to the Deceased Optionee’s personal representative.
(b)Disability. Upon the Disability of the Optionee (the “Disabled Optionee”) occurring during the Restricted Period the Company shall have the option for a period of (i) 180 days after the Disabled Optionee’s Disability and (ii) 180 days after the date of exercise of any Option that is exercised after the Disability of the Optionee, as applicable, to provide written notice to the Disabled Optionee of whether or not the Company desires to purchase all or part of any Shares issued upon exercise of any portion of the Option (the “Disabled Employee Shares”). The purchase price of the Disabled Employee Shares shall be determined and payable in accordance with Section 16(e). The Company shall exercise its option by giving written notice to the Disabled Optionee.
(c)Termination of Employment. If during the Restricted Period Optionee’s employment by the Company is terminated for any reason or Optionee resigns or retires from the Company (the “Former Employee”), the Company shall have the option for a period of (i) 180 days after the date the Optionee ceases to be an employee of the Company and (ii) 180 days after the date of exercise of any Option that is exercised after the Former Employee ceases to be an employee of the Company, as applicable, to provide written notice to the Former Employee of whether or not the Company desires to purchase all or part of any Shares issued upon exercise of any portion of the Option (the “Former Employee Shares”). The purchase price of the Former Employee Shares shall be determined and payable in accordance with Section 16(e). The Company shall exercise its option by giving written notice to the Optionee.
(d)Closing. If the Company has given written notice of its election to purchase any Shares to be purchased under Section 16(a), (b) or (c) a closing shall be held and the purchase price shall be paid in accordance with Section 16(e).
(e)Purchase Price. The purchase price to be paid for any Shares purchased by the Company pursuant to the provisions of Section 16(a), (b) or (c) (the “Purchase Price”) shall be the Fair Market Value of such Shares determined as of the date of the closing. A closing of the purchase and sale of the Decedent Shares, Disabled Employee Shares or the Former Employee Shares, as the case may be, shall be held within 30 days after the option period referred to in Section 16(a), (b) or (c). The Purchase Price for the Shares being purchased shall be paid in cash at the closing by the Company against delivery to the Company of the certificates representing the Shares being purchased by it, duly endorsed for transfer, free and clear of all pledges, security interests and other liens, encumbrances or restrictions.
(f)Termination of Section 16. The terms and conditions contained in this Section 16 shall terminate immediately following the expiration of the Restricted Period.

17.CONVERSION OF SHARES. Each Share will be convertible at the election of the Optionee into one fully paid and non-assessable share of the Company’s Common Stock, subject to adjustment as described in Annex A to the Plan, upon a Fundamental Transaction. A “Fundamental Transaction” shall mean (i) a Public Company Event, or (ii) a merger or consolidation of the Company with or into another corporation or other legal entity or the sale of all or substantially all of the Company’s properties and assets to any other person, which is effected so that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock. For purposes of this Agreement, “A Public Company Event” means an initial firm commitment underwritten offering to the public of the Company’s Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended or the registration of the Company’s Common Stock under the Securities Exchange Act of 1934, as amended.
18.MISCELLANEOUS.
(a)Market Stand-Off. The holder of the Shares hereby agrees that the holder will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the initial public offering or other registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, Form S-2, or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed (x) one hundred eighty (180) days in the case of the initial public offering, which period may be extended upon the request of the managing underwriter for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period, or (y) ninety (90) days in the case of any registration other than the initial public offering, which period may be extended upon the request of the managing underwriter for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 90-day lockup period), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any of the Shares, shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 18(a) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Optionee only if all officers, directors, and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 18(a) and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. The Optionee further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 18(a) or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to the Optionee subject to such agreements, based on the number of shares subject to such agreements.

(b)Stock Certificates. All certificates representing Shares shall be marked with the following legend:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNLESS IN THE WRITTEN LEGAL OPINION (APPROVED BY THE COMPANY) OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN STOCK OPTION AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THIS CERTIFICATE. SUCH AGREEMENT GRANTS CERTAIN RIGHTS OF PURCHASE OF THE SHARES TO THE COMPANY AND CONTAINS CERTAIN LOCK-UP PROVISIONS. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH OPTION AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”
(c)Transfer of Shares. The Company shall not permit the transfer of any Shares to be recorded on its books unless the transfer is permitted by this Agreement and has been made in accordance with its terms.
(d)Termination of Rights as an Optionee. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Agreement, then after such time the person from whom the Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefore have been delivered as required by this Agreement.
(e)Administration. Any determination by the Company in connection with any of the matters set forth in Section 15 or 16 shall be conclusive and binding on the Optionee and all other persons.

(f)Investment Intent.
(i)Investment Intent at Grant. The Optionee represents and agrees that the Shares to be acquired upon exercising this Option will be acquired for investment, and not with a view to the sale or distribution thereof.
(ii)Investment Intent at Exercise. In the event that the sale of Shares under the Plan is not registered under the Securities Act of 1933, as amended, but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.
(g)No Rights Of Shareholder. Neither the Optionee nor any person or persons entitled to exercise the Optionee's rights under this Option in accordance herewith shall have any rights to dividends or to shares subject to this Option, except to the extent that a certificate for such shares shall have been issued upon the exercise of this Option as provided herein.
(h)No Right To Employment. Neither the adoption of the Plan nor the granting of this Option confers on the Optionee any right to continued employment by the Company (or any of its direct or indirect subsidiaries) or in any way interferes with or alters any of the Company's (and its direct and indirect subsidiaries') rights to terminate the employment by the Company of the Optionee at any time, with or without cause, and without liability therefor. This Option shall not be deemed a part of the Optionee's regular, recurring compensation for any purpose, including, without limitation, for the purposes of any termination indemnity or severance pay law of any jurisdiction.
(i)Change in Control Price. The Change in Control Price under the Plan shall be the price per Share offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee).
(j)Notices. Each notice relating to this Option shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at its offices at 7 Roszel Road, Suite 1A, Princeton, New Jersey 08540, attention of the Company's Secretary. All notices to the Optionee or other person or persons then entitled to exercise any rights with respect to this Option shall be addressed to the Optionee or such other person or persons at the Optionee's address shown in the records of the Company or the location at which the Optionee is employed by the Company. Anyone to whom a notice may be given under this Option may designate a new address by notice to that effect.

(k)Governing Law. This Option and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Internal Revenue Code of 1986, as amended from time to time, or the securities laws of the United States, shall be governed by and construed under the laws of the State of Delaware.
(l)Definitions. When used in this Agreement, the following terms shall have the meanings specified:
“Cause” means Cause as defined in the Plan.
“Competitor” means a person or entity that either directly or indirectly, either as principal agent, stockholder, employee, consultant, representative or in any other capacity, owns, manages, operates or controls, or is connected or employed by or otherwise associated in any manner with, or engaged in or has a financial interest in any business whose primary line of business performs or plans to perform any of the services performed by the Company.
“Disability” means Disability as defined in the Plan.
“Fair Market Value” means the fair market value of a Share (determined without regard to any lapse restrictions as defined in Section 1.83-3(i) of the Treasury regulations) on the applicable date as reasonably determined by the Committee.
“Family Member” means, with respect to the Optionee, (i) any person related to such Optionee by blood or marriage or (ii) any trust established for the benefit of any such related person.
“Transfer” means, with respect to Shares, any sale, assignment, pledge, hypothecation, encumbrance, gift or other disposition or transfer of such Shares in any manner whatsoever, including without limitation by the merger, consolidation or sale of securities of the holder of such Shares or an entity which owns, directly or indirectly, a majority of the equity interest in such holder.
IN WITNESS WHEREOF, MIAMI INTERNATIONAL HOLDINGS, INC. has caused this Option to be executed by its officers this _____ day of _______ , 20___.

MIAMI INTERNATIONAL HOLDINGS, INC.

By:

ACCEPTED AND AGREED:

MIAMI INTERNATIONAL HOLDINGS, INC.
2008 STOCK INCENTIVE PLAN NOTICE OF STOCK OPTION EXERCISE
OPTIONEE INFORMATION:

Name:	Social Security Number:	____ /____ /____

Address:

 OPTION INFORMATION:

Date of Grant:	Type of Option:
☐ Nonstatutory (NSO) or
☐ Incentive (ISO)
Exercise Price per Share: $____________________
Total number of shares of Series B Preferred Stock of Miami International Holdings, Inc. (the “Company”) covered by option: ___________________  shares
 EXERCISE INFORMATION:
Number of shares of Series B Preferred Stock of the Company for which option is being exercised now: _______________. (These shares are referred to below as the “Purchased Shares.”)
 Total Exercise Price for the Purchased Shares: $________________
 Form of payment enclosed [check all that apply]:
☐ Check for $_______, made payable to Miami International Holdings, Inc.
Name in which the Purchased Shares should be registered [you must check one]:

☐	In my name only
☐	In the names of my spouse and myself as community property	My spouse’s name (if applicable):
☐	In the names of my spouse and myself as joint tenants with the right of survivorship

The certificate for the Purchased Shares should be sent to the following address:

REPRESENTATION AND ACKNOWLEDGEMENTS OF THE OPTIONEE:
1.I represent and warrant to the Company that I am acquiring and will hold the Purchased Shares for investment for my account only, and not with view to, or for resale in connection with, any “distribution” of the Purchased Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
2.I understand that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or I obtain an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required.
3. I acknowledge that the Company is under no obligation to register the Purchased Shares.
4. I am aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. These conditions include (without limitation) that certain current public information about the issuer is available, that the resale occurs only after the holding period required by Rule 144 has been satisfied, and that the amount of securities being sold during any three-month period does not exceed specified limitations. I understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.
5. I will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act.
6. I acknowledge that I have received and had access to such information as I consider necessary or appropriate for deciding whether to invest in the Purchased Shares and that I had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.
7. I am aware that my investment in the Company is a speculative investment which has limited liquidity and is subject to the risk of complete loss. I am able, without impairing my financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of my investment in the Purchased Shares.
8.I acknowledge that the Purchased Shares remain subject to a right of first refusal and a right of repurchase, all in accordance with the applicable Stock Option Agreement.
9.I acknowledge that I am acquiring the Purchased Shares subject to all other terms of the Notice of Stock Option Grant and Stock Option Agreement.
10.I acknowledge that the Company has encouraged me to consult my own adviser to determine the tax consequences of acquiring the Purchased Shares at this time.
11.I agree to seek the consent of my spouse to the extent required by the Company to enforce the foregoing.

SIGNATURE:

Date: